UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)        March 2, 2004

BULLION RIVER GOLD CORP.

(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-85414 (Commission File Number)	98-0377992 (I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 325, Reno, Nevada (Address of principal executive offices)		89502 (Zip Code)

Registrant’s telephone number, including area code 775-324-4881

INFORMATION TO BE INCLUDED IN REPORT

Item 2.    Acquisition or Disposition of Assets.

Bullion River has acquired an indirect interest in certain mineral claims through its wholly-owned subsidiary, Cimarron Mining Corp. ("Cimarron"), in furtherance of its change of business to the exploration of gold and silver in the western United States. Effective February 19, 2004, Cimarron was assigned an option to acquire a 100% undivided interest in 30 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation, for an assignment fee of $13,468. Cimarron paid for the assignment fee by way of a loan from Bullion River.

Peter M. Kuhn is a director and president of Bullion River and the sole director and officer of Cimarron and a director and the president of Golden Spike Mining.

On August 22, 2003, Golden Spike Mining entered into an option agreement with the owner of the mineral claims, Brancote US Inc. (the "Owner"), who was and is an arms’ length party to the transactions. The option agreement includes the initial 24 unpatented mineral claims optioned by the Owner and an additional 6 unpatented mineral claims previously optioned to the Owner in accordance with the terms of a previous option agreement dated June 1, 1994. See Exhibit 10.1 for more information.

Golden Spike Mining has made all option payments to the Owner, including a $2,000 payment on February 4, 2003. Golden Spike Mining has represented that it has fulfilled all of its obligations under the option agreement. Golden Spike has until August 22, 2004 to incur the minimum exploration expenditures on the mineral claims. The Owner has consented to the assignment of the option agreement.

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The option agreement provides for a term of three years that expires on August 22, 2006. In order to keep the option in good standing, Cimarron is required to pay all annual lease maintenance fees and to incur exploration expenditures of at least $50,000 in each year.

If, and when, Cimarron exercises the option, it will have to pay the owner an additional $200,000 option payment and grant the owner a 1% net smelter royalty on the mineral claims. Cimarron can repurchase half of the 1% net smelter royalty (0.5 NSR) for a payment of $500,000 to the owner.

Bullion River and Cimarron plan to explore for gold and silver on these mineral claims.

See the attached Exhibit 10.1 for more information.

Item 7. Financial Statements and Exhibits.

On December 9, 2003, Cimarron Mining Corp. was incorporated in the State of Nevada and Bullion River Gold Corp. acquired 1,000 Common Capital Shares of Cimarron Mining Corp. for $1.00. Proforma financial statements have not been prepared because on December 9, 2003 Cimarron Mining Corp. did not meet the significant subsidiary test.

Exhibit	Description

10.1	Assignment Agreement dated February 19, 2004 between Cimarron Mining Corp. and Golden Spike Mining	Included
99.1	Press Release issued by Bullion River Gold Corp. dated February 19, 2004	Included

Item 9. Regulation FD Disclosure.

Limitation on Incorporation by Reference : In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 10.1 and 99.1 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bullion River Gold Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

BULLION RIVER GOLD CORP.

/s/ Peter M. Kuhn
Dated : March 2, 2004                       By:      Peter M. Kuhn - President

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ASSIGNMENT AGREEMENT
(Cimarron)

This assignment agreement is dated for reference February 19, 2004,

BETWEEN:

Cimarron Mining Corp. , a Nevada corporation with its principal executive office located at 1325 Airmotive Way, Suite 325, Reno, Nevada, 89502

(" Cimarron ")
AND:
Golden Spike Mining , a Nevada corporation with its principal executive office located at 27 Sidewinder Loop, Clancy, Montana, 59634

(" Golden Spike ");

Whereas:

  Golden Spike and the Owner entered into an option agreement May 31, 2003 in which the Owner granted Golden Spike an exclusive option to purchase a 100% interest in 30 mineral claims situated in Nye County, Nevada attached to this agreement as Schedule "A".
  Pursuant to section 5.1 of the Option Agreement, Golden Spike wishes to assign, and Cimarron wishes to acquire, all of Golden Spike?s rights and obligations under the Option Agreement pursuant to the terms and conditions contained in this agreement.
for valuable consideration , the receipt and sufficiency of which are acknowledged, the parties agree that:

INTERPRETATION

  The definitions in the recitals are part of this agreement.
  In this agreement:
  "Claim" means any claim, action or cause of action, proceeding, assessment, loss, judgment, amount paid in settlement of actions or claims, liability (whether accrued, actual, contingent or otherwise), costs, deficiency, damage, expense (including, but not limited to, legal fees and disbursements on a solicitor and own client basis) and demand whatsoever (including any liabilities arising from the termination of any employee, or liabilities, claims and demands for taxes or fees) in connection with any litigation, investigation, arbitration, hearing or other proceeding of any kind and nature (collectively, referred to as "Claims" and, individually, as a "Claim").
  "Closing" means the day on which all payments are made for the assignment fee of the Option Agreement and the Option Agreement is assigned to Cimarron.
  "Consent Letter" means the letter dated February 16, 2004 from the Owner consenting to the assignment of the Option Agreement.
  "Effective Date" means February 19, 2004.
  "Option Agreement" collectively means the option agreement dated August 22, 2003 between the Owner and Golden Spike and the amendment to option agreement dated February 16, 2004 between the Owner and Golden Spike Mining both attached to this agreement as Schedule "A".
  "Owner" means Brancote U.S. Inc.

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  Assignment of Option Agreement
  "Property" means the 30 mineral claims listed in Schedule "B" of this agreement as optioned under the Option Agreement.

TERMS AND CONDITIONS OF ASSIGNMENT

  Golden Spike irrevocably assigns, grants, transfers and quit claims to and in favor of Cimarron, as and from the Effective Date, the following:
  all of Golden Spike's right, title and interest in and to the Option Agreement;
  all of Golden Spike's obligations under the Option Agreement; and
  any other benefits and advantages to be derived by Golden Spike from the Option Agreement.
   In accordance with section 5.1 of the Option Agreement, Cimarron agrees to be bound by the terms and conditions of both the Option Agreement and the Escrow Documents and Cimarron covenants to perform all of the obligations of Golden Spike to be performed under the Option Agreement with respect to the interest to be acquired by Cimarron.
Assignment Fee
  Cimarron and Golden Spike agree that the fee for the assignment of the Option Agreement is US$13,468.
Payment of Assignment Fee
  On or before Closing, Cimarron will deliver a solicitor?s trust cheque in the amount of US$13,468 payable to Golden Spike or to any other party at the direction of Golden Spike.
Closing
  On or before Closing, Cimarron will deliver the following:
  certified copy of the resolutions of the board of directors of Cimarron approving the assignment of the Option Agreement and authorizing the signing of this agreement; and
  a solicitor's trust cheque in the amount of US$13,468 for payment of the assignment fee.
  On or before Closing, Golden Spike will deliver the following:
  the signed Consent Letter;
  certified copy of the resolutions of the board of directors of Golden Spike approving the assignment of the Option Agreement and authorizing the signing of this agreement; and
  all accounting records, property reports, maps, drill test results, assay results, technical data and other relevant documents and information compiled by or in the possession of Golden Spike with respect to the Property.

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REPRESENTATIONS AND WARRANTIES
Cimarron
  Cimarron represents and warrants that:
  It is a corporation formed and in good standing under the laws of Nevada.
  It has the legal capacity and authority to make and perform this agreement and has good right, full power and absolute authority to accept the assignment of Golden Spike's interest in the Option Agreement.
  The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions of Cimarron, including the resolution of the board of directors of Cimarron.
 10.  The representations and warranties contained in Section 9 are provided for the exclusive benefit of Golden Spike, and a breach of any one or more thereof may be waived by Golden Spike in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section will survive the signing of this agreement.

Golden Spike

11.  Golden Spike represents and warrants that:
  It is a corporation formed and in good standing under the laws of Nevada.
  It has the legal capacity and authority to make and perform this agreement and has good right, full power and absolute authority to grant the assignment of its interest in the Option Agreement.
  The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions of Golden Spike, including the resolution of the board of directors of Golden Spike.
  Golden Spike has the full right, title and interest in the Option Agreement free of any claim or potential claim by any person. No person has any right to acquire any interest in the Option Agreement, with the exception of Cimarron in accordance with the terms and conditions of this agreement.
  Golden Spike is in full compliance with all terms and conditions of the Option Agreement as of Closing, including all option payments and annual fees. Neither Golden Spike nor the Owner is in default under the Option Agreement. As of Closing, no amendments have been made to the Option Agreement.
  The Property as listed in Schedule "B" of this agreement represents all the mineral claims that are being optioned under the Option Agreement.
  To the best of Golden Spike's knowledge, the Owner owns the Property free of any claim or potential claim by any person, with the exception of the right, title and interest in the Property granted to Golden Spike pursuant to the Option Agreement, and the Owner has the authority to option Property as described in the Option Agreement.

  The mineral claims and rights comprising the Property have been duly and validly located and recorded and will be in good standing on Closing.
  To the best of Golden Spike's knowledge, there are no environmental damages or claims that have been made or threatened against the Property or the property that it is situated on or connected to. Golden Spike has at all times conducted, held and used, and are continuing to conduct, hold and use its affairs, business, assets and properties, including the Property and in accordance with, and not in violation of or non-compliance with any and all applicable environmental laws or any permits, and there is no past or present fact, condition or circumstance relating to the Property or, as related to or connected with the business, Golden Spike, or to the business that would result in any liability or potential liability under any environmental law.

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  There is no adverse claim or challenge against or to the ownership of or title to the Property, nor to the knowledge of Golden Spike is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, with the exception of this agreement and the Option Agreement, and no person has any royalty or other interest whatsoever in the development and use of the Property, with the exception of the Owner in accordance with the Option Agreement.
  There are no Claims, whether or not purportedly on behalf of Golden Spike, pending, or to the knowledge of Golden Spike, threatened with respect to or in any manner affecting the Property, and there are no outstanding judgements, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting, the Property.
  Golden Spike has been validly issued all permits for which any governmental body deems necessary or for which Golden Spike requires by law for the ownership or use of the Property or to conduct its business on the Property. Golden Spike is in full compliance with and entitled to all of the benefits under the permits. All permits are in full force and effect. Neither any past or present fact, condition or circumstance that has occurred nor the signing and delivery of this agreement and its performance will create any right to terminate, cancel, modify, amend, revoke or expire any such permit.

12.  The representations and warranties contained in Section 11 are provided for the exclusive benefit of Cimarron, and a breach of any one or more thereof may be waived by Cimarron, in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section will survive the signing of this agreement.

AMENDMENT TO NET SMELTER ROYALTY

13.  Cimarron and Golden Spike agree that the net smelter royalty defined in Schedule "B" of the Option Agreement will be amended at Closing. The parties agree that section 2 of Schedule "B" of the Option Agreement will be amended by deleting the phrase "two percent (2%)" and replacing it with the phrase "one percent (1%)". Cimarron and Golden Spike agree that the net smelter royalty granted pursuant to section 3.5 of the Option Agreement is correct and that the net smelter royalty will be defined, calculated and paid in accordance with the terms set out the amended Schedule "B" of the Option Agreement.

CONFIDENTIAL INFORMATION

14.  Except as otherwise set out in this section, all parties will treat all data, reports, records and other information of any nature whatsoever relating to this agreement, the Option Agreement, the Property as confidential. The information that results from all exploration and development on the Property is the exclusive property of the parties and none of the parties may use such information for any purpose without the written consent of the other parties. Any party may disclose information regarding the property or the exploration and development if such disclosure is required by law or by the rules or policies of any regulatory authority having jurisdiction over the affairs of the parties. In addition any party may disclose information regarding the property to a third party for the purpose of the third party acquiring any part of that party?s interest hereunder provided that such third party will have signed a confidentiality agreement.

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INDEMNIFICATION AND RIGHT OF SET-OFF
Indemnification

15.  Golden Spike covenants and agrees to indemnify and save harmless Cimarron from and against all Claims, imposed on or incurred by or asserted against Cimarron in connection with or in any way related to, accruing from, resulting from, or arising out of:
  any misrepresentation, breach of warranty or nonfulfillment of any covenant on part of Golden Spike under this agreement or any other agreement, certificate or other instrument furnished or to be furnished to Cimarron hereunder;
  any Claim related to the Property that existed prior to or on Closing;
  any loss suffered by Cimarron after the completion of the assignment of the Option Agreement arising out of any liabilities relating to the Property or otherwise prior to or on Closing; and
  all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

16.  Cimarron covenants and agrees to indemnify and save harmless Golden Spike from and against all Claims, imposed on or incurred by or asserted against Golden Spike in connection with or in any way related to, accruing from, resulting from, or arising out of:

  any misrepresentation, breach of warranty or nonfulfillment of any covenant on part of Cimarron under this agreement or any other agreement, certificate or other instrument furnished or to be furnished to Golden Spike or Wilson hereunder;
  any Claim related to the Property that comes into existence after Closing; and
  all claims, demands, costs and expenses (including, without limitation, interest, penalties and reasonable legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

17.  If any Claim is brought against an indemnified party in respect of which this indemnification may apply, the indemnified party will notify the indemnifier in writing, and the indemnifier will assume the defence thereof, including the retaining of counsel and the payment of all expenses. In addition, the indemnified party will have the right to retain separate counsel for any such Claim and participate in the defence thereof, and the fees and expenses of such separate counsel will also be at the expense of the indemnifier. Any failure by the indemnified party to notify the indemnifier will not relieve the indemnifier from its obligations hereunder, except to the extent that such failure will have actually prejudiced the defence of such Claim.

18.  The indemnifier agrees not to settle or compromise or consent to the entry of any judgement in any Claim without first obtaining the written consent of all indemnified parties, which consent will not be unreasonably withheld. Such a settlement, compromise or consent will include an unconditional release of the indemnifier and each of the indemnified parties from all liability arising out of such Claim.

19.  The indemnity and contribution obligations of the indemnifier will be in addition to and not in substitution for any liability which the indemnifier or any other person may otherwise have (whether arising under contract or at law or otherwise), will extend upon the same terms and conditions to all indemnified parties and will be binding upon and enure to the benefit of the respective successors, assigns, heirs and personal representatives of each of the indemnifier and the indemnified parties.

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Set-Off

20.  Golden Spike grants to Cimarron a right of set-off for any payments, costs or expenses incurred by Cimarron in defending or settling any Claims that Cimarron is indemnified by Golden Spike pursuant to this indemnification. Cimarron is authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any such payments, costs or expenses against any amounts due to Golden Spike.

OTHER PROVISIONS
Independent Legal Advice

21.  Golden Spike acknowledges that this agreement was prepared for Cimarron by R. H. Daignault Law Corporation and that it may contain terms and conditions onerous to them. Golden Spike expressly acknowledges that Cimarron has given it adequate time to review this agreement and to seek and obtain independent legal advice, and Golden Spike represents to Cimarron that it has in fact sought and obtained independent legal advice and is satisfied with all the terms and conditions of this agreement.

Material Facts

22.  Golden Spike has made or caused to made due inquiry with respect to each covenant, agreement, obligation, representation and warranty contained in this agreement, the Schedules and any certificates or other documents referred to in this agreement or furnished to Cimarron pursuant to this agreement, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedules, certificates or documents contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.
Time

23.  Time is of the essence of this agreement.

Governing Law

24.  This agreement and the rights and obligations and relations of the parties will be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that the state courts of Nevada will have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement or the Option Agreement, and the parties agree to attorn to the jurisdiction of such courts.
Notice

25.  Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the party's address set out on page 1 or transmitted by fax and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party's address.

Amendments

26.  Any amendment of this agreement must be in writing and signed by the parties.

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Enurement

27.  This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

Priority

28.  If there are any inconsistencies between this agreement and the Option Agreement, this agreement will govern.

Waiver of Rights

29.  No failure or delay of Cimarron in exercising any right under this agreement operates as a waiver of the right. Cimarron?s rights under this agreement are cumulative and do not preclude Cimarron from relying on or enforcing any legal or equitable right or remedy.

Severability

30.  If any provision of this agreement is illegal or unenforceable under any law, then it is severed and the remaining provisions remain legal and enforceable.

Counterparts

31.  This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES' signatures below are evidence of their agreement.

Cimarron Mining Corp. /s/ Peter M. Kuhn Authorized signatory February 19, 2004	Golden Spike Mining /s/ Peter M. Kuhn Authorized signatory February 19, 2004

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Schedule "A"

Schedule "A" to the Assignment Agreement between
Cimarron Mining Corp. and Golden Spike Mining
dated for reference the 19 th day of February, 2004

(number of pages including this one: 47)

Option Agreement

  See attached.

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OPTION AGREEMENT
CIMARRON PROPERTY, NYE COUNTY, NEVADA

THIS AGREEMENT is dated and made effective the 22nd day of August, 2003

BETWEEN:
BRANCOTE U.S. INC. , a corporation incorporated under the laws of Nevada and having a registered office at One East Liberty, Suite 424, P.O. Box 40817, Reno, Nevada, 89501-2123 USA (hereinafter referred to as "BUS")
AND:
GOLDEN SPIKE MINING, a company incorporated under the laws of Nevada, and having a head office at 27 Sidewinder Loop, Clancy, MT, 59634 USA (hereinafter referred to as "Golden Spike")

WHEREAS:

(a)    BUS is the registered and beneficial owner of a 100% ownership interest in 24 mining claims located in Nye County, Nevada (collectively, the "Owned Claims");

(b)    BUS has also optioned 6 additional claims from Mr. Lowell DeMers, Mrs. Carolyn DeMers and C. Douglas Lee located in Nye County, Nevada which claims are commonly referred to as the "Gus", "Lisa" and "Prosser" claims (collectively, the "Optioned Claims");

(c)    the Owned Claims and the Optioned Claims are more particularly described in Schedule "A" attached hereto (collectively, the "Property"); and

(d)    BUS has agreed to grant Golden Spike working rights in and to the Property, and an exclusive option to purchase 100% of BUS’ interest in and to the Property, subject to the mineral production royalty described herein, the Prior Option Agreement (as defined herein) and upon and subject to the terms and conditions hereafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES in consideration of the premises and of the mutual covenants and promises herein contain, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.    INTERPRETATION

1.1    Definitions:    In this Agreement,

(a) " Agreement" means this agreement, including all Schedules hereto and all instruments supplemental hereto or in amendment or confirmation hereof;

(b) " BLM " means the Bureau of Land Management, Nevada, an agency of the United States Department of the Interior, and includes any successors thereof;

(c) " Claims " shall have the meaning ascribed thereto in Section  4.1(h) ;

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(d) " Commercial Production" means the operation of the Property or any part thereof as a mine but does not include removal of rock material from the property for the purpose of testing or milling by a pilot plant;

(e) " Effective Date " means August 22, 2003;

(f) " Encumbrances" means all mortgages, charges, assignments, pledges, security interests, liens, claims and other encumbrances of every nature and kind and also any notices, charges or actions concerning any applicable environmental laws or regulations;

(g) " Exploration Expenditures " means expenditures in respect of Exploration and Development Operations on the Property, and for greater certainty, does not include general and administrative costs incurred by Golden Spike related to the Property and this Agreement;

(h) " Exploration and Development Operations " means every kind of work done on or in respect of the Property or the mineral products thereon or produced therefrom by or under the direction of Golden Spike including, without limitation, the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, mining, tunnelling, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, stockpiling and milling, cleanup and reclamation including the right to remove reasonable quantities of minerals, ores and metals and transporting same for the purposes of sampling, metallurgical testing, and assaying, and in doing all other work, and in supplying food, lodging, transportation and other reasonable needs of such workers; in paying assessments, premiums or contributions for business and operational insurance, workmen's compensation insurance, unemployment insurance or other pay allowances or benefits customarily paid in the district to such workers; in paying rentals, licence renewal fees, taxes and other governmental charges required to keep the Property in good standing, in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting detaching and removing the same or any of them; in the management of any work which may be done on the Property or in any other respect necessary in the opinion of Golden Spike for the due carrying out of the foregoing prospecting, exploration, development, mining, milling and reclamation work;

(i) "Facilities" means all mines and plants, including, without limitation, all pits, shafts, haulage ways and other underground or surface workings and all buildings, plants and other structures, fixtures and improvements and all other property, whether fixed or moveable, as the same may exist at any time on the Property provided however, that temporary improvements, structures and fixtures shall remain as chattels;

(j) " Initial Payment " shall have the meaning ascribed thereto in Section 3.2.1(a);

(k) " Intervening Event " shall have the meaning ascribed thereto in Section  7.1 ;

(l) " Notice " shall have the meaning ascribed thereto in Section  8.1 ;

(m) " NSR" or " Net Smelter Returns Royalty " or " Royalty " means the net proceeds from the sale of Product from mining operations conducted on the Property, payable to BUS upon the commencement of Commercial Production, more particularly described and calculated in accordance with Section 3.5 herein and Schedule "B" hereto. For further clarification, "NSR" or "Net Smelter Returns Royalty" or "Royalty" refers only to payments to BUS and does not include any amounts payable pursuant to the terms of the Prior Option Agreement;

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(n) " Option " means the option, held by Golden Spike, to purchase 100% of BUS’ right, title and interest in and to the Property as provided for in Section 3;

(o) " Ore " means any material containing mineral or minerals of commercial economic value situated on or within or mined from the Property;

(p) " Pilot Plant " means a processing facility or facilities, onsite or offsite;

(q) "Prior Option Agreement" means, collectively:

(i) an option agreement and option to lease and/or purchase dated June 1, 1994 between Lowell DeMers, Carolyn DeMers and C. Douglas Lee as lessors and BUS as lessee;

(ii) amendment no 1 to the option agreement and option to lease and/or purchase dated June 1, 1998; and

(iii) amendment no. 2 to the option agreement dated July 10, 2001,

copies of which are attached hereto as Schedule "D";

(r) " Product " means Ore mined from the Property and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the Commercial Production in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated;

(s) " Property " means the mineral claim(s), lease(s) or interest(s) more particularly described in Schedule "A" hereto, and shall include any renewal of such claims and any other form of successor or substitute title therefore but shall exclude any mineral properties, claims or interests transferred or abandoned in accordance with this Agreement; and

(t) " Working Rights " means the rights of Golden Spike elaborated in Section 3.1.

2.    REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties of BUS: BUS represents and warrants to Golden Spike that, as of the Effective Date:

(a) it is a body corporate duly incorporated or continued, organized and validly subsisting under the laws of Nevada;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of, or accelerate the performance required by any agreement to which it is a party;

(d) all approvals, consents or authorities which are required in order for BUS to fulfil its obligations under this Agreement have been obtained;

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(e) BUS is the recorded and beneficial owner of a 100% interest in and to the Owned Claims, subject to the paramount title of the United States;

(f) BUS has an option to purchase the Optioned Claims as is more particularly set out in the Prior Option Agreement attached hereto as Schedule "D", which option expires on June 1, 2004;

(g) the Property is free and clear of Encumbrances created by, through or under BUS, or of which BUS is aware, except as set out in Schedule "C" or Schedule "D";

(h) to the best of BUS’ knowledge, no actions, suits, claims, proceedings, litigation or investigations have been commenced or have been threatened against BUS in respect of the Property which are outstanding as at the Effective Date and there is, to the best of its knowledge, no adverse claim or challenge which has been made against or to the ownership of or title to any of the mineral claims comprising the Property which is outstanding as at the Effective Date;

(i) other than this Agreement or as set out in Schedule "C" or Schedule "D", there are no outstanding agreements, leases, options to acquire or purchase BUS’ interest in the Property or any portion thereof which have not been terminated or otherwise discontinued as at the Effective Date;

(j) the Property is accurately described in Schedule "A" including all claims and lease maintenance fees, rents, taxes and statutory fees required to keep the Property in good standing as at the Effective Date;

(k) to the best of BUS’ knowledge the mineral claims, leases and interests or any portion thereof which comprise the Property are valid and subsisting mineral claims, leases and interests and all claim and lease maintenance fees and taxes have been paid thereon such that the Property will be in good standing with regard thereto as at the Effective Date and for a period of 3 months thereafter; and

(l) no proceedings are pending for, nor is there any basis for, the institution of any proceedings leading to the placing of BUS in bankruptcy.

BUS makes no representation or warranty that it has made a discovery on any of the claims comprising the Property.

2.2    Representations and Warranties of Golden Spike: Golden Spike represents and warrants to BUS that:

(a) it is a body corporate duly incorporated or continued, organized, properly capitalized and validly subsisting under the laws of Nevada;

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by the Agreement;

(c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of, or accelerate the performance required by any agreement to which it is a party; and

(d) no proceedings are pending for, and Golden Spike is unaware of any basis for, the institution of any proceedings leading to the placing of Golden Spike in bankruptcy.

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2.3    Survival of Representations and Warranties: The representations and warranties of BUS and Golden Spike contained in this Agreement are given as of the Effective Date and survive the execution of this Agreement . Each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

3.    GRANT OF WORKING RIGHTS AND OPTION TO ACQUIRE 100% OF BUS’ INTEREST

3.1    Grant of Working Rights: Upon payment of the Initial Payment (as defined herein), BUS hereby grants to Golden Spike Working Rights in and to the Property as listed in this Section 3.1, subject to the terms of this Agreement and the Prior Option Agreement. Under this Agreement, Golden Spike and its employees and agents and any person duly authorized by Golden Spike shall have the right to:

(a) enter upon the Property;

(b) have possession thereof for the purposes of Exploration and Development Operations;

(c) conduct such Exploration and Development Operations thereon and thereunder as Golden Spike in its discretion may determine and to use the surface of the Property for all purposes ancillary to thereto, as Golden Spike in its discretion may determine including, but not limited to, the right to dump, stockpile ore and waste materials, as deemed necessary or convenient by Golden Spike, for Exploration and Development Operations conducted on the Property or upon other property owned, leased, or otherwise controlled by Golden Spike;

(d) bring upon and erect upon the Property such Facilities as Golden Spike may consider appropriate and advisable; and,

(e) remove from the Property and sell or otherwise dispose of reasonable quantities of any mineral products derived therefrom, for the purpose of obtaining assays or making other tests.

(f) Notwithstanding the above, the Working Rights granted to Golden Spike as it pertains to the Optioned Claims only shall be limited to and governed by the rights of BUS as optionee under the Prior Option Agreement.

3.2    Payments and Exploration Expenditures :

3.2.1     In order to maintain the Working Rights and Option in good standing and to earn the right to purchase 100% of BUS’ interest in the Property hereinafter provided for, Golden Spike shall be required to complete all of the following:

(a) make a payment to BUS totalling $2,000 USD on execution of the letter of agreement previously signed between Landore Resources Inc. and Golden Spike dated February 4, 2003 (the "Initial Payment");

(b) reimburse BUS for all land related costs incurred since August 31, 2002 on the Property as detailed on Schedule "A" hereto and supported by receipts supplied by BUS to Golden Spike;

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(c) assume all obligations of BUS pursuant to the Prior Option Agreement. Without limiting the generality of the foregoing, Golden Spike shall pay any and all amounts owing to the owners of the Optioned Claims or applicable government authorities pursuant to the Prior Option Agreement and any successor agreements thereto, from the Effective Date of this Agreement to such time as the Option is exercised or this Agreement terminates, whichever is sooner;

(d) subject to section 3.2.2, incur Exploration Expenditures of at least $50,000USD on the Property or any portion thereof in each of the next three years, the first year commencing on the Effective Date of this Agreement; and

(e) at least 60 days in advance of any statutory or regulatory deadline, complete any required assessment work, and pay all claim and lease maintenance fees, rents, taxes and statutory fees relating to the Property which have not already been paid or completed by BUS to keep the Property in good standing until at least the third anniversary of the Effective Date. In this regard, Golden Spike shall be required to provide confirmation of all payments, fees, taxes or work completed or made for receipt by BUS at least 30 days in advance of the due date of same.

3.2.2    Voluntary Exploration Expenditures . The Exploration Expenditures and payments required by section 3.2.1, except for the Initial Payment, are optional and Golden Spike shall not be obliged to make or incur them except to the extent that Golden Spike wishes to maintain the Working Rights and Option in good standing as provided for in Section  3.1 .

3.2.3    No Production Prior to Exercise of Option . For further clarification of section 3.2.1.(d) above, the parties confirm that only Exploration Expenditures will be incurred on the Property while the Option is maintained by Golden Spike. No mining activities, except limited test mining, may be undertaken, incurred or directed on the Property by Golden Spike until and unless the Option has been exercised as set out in Section  3.3 herein.

3.3    Option to Acquire: On the third anniversary of the Effective Date and upon making the payments and completing/maintaining all matters described in Section 3.2.1 of this Agreement, Golden Spike shall have the Option to purchase 100% of BUS’ interest in the Property from BUS, subject to the NSR described in Section 3.5 herein. The details of the Option are as follows:

(a) Golden Spike shall exercise the Option by providing written notice to BUS and providing the purchase price described in 3.3 (b) below, which notice and payment must be received within 60 days of the right to exercise such Option.

(b) The purchase price for acquisition of 100% of BUS’ interest in the Property shall be $200,000 USD, which amount shall be in addition to the payments due and payable under Section 3.2.1 to maintain the Working Rights.

(c) The parties acknowledge that the Prior Option Agreement is effective only until June 1, 2004 and, if the negotiations described in this section are unsuccessful, that the Property will not include the Optioned Claims on the date of exercise of the Option granted herein. Golden Spike acknowledges that the purchase price remains at $200,000 USD regardless of whether the Optioned Claims are included as part of the Property.

(d) Notwithstanding paragraph 3.3(c) above, it is the parties’ intention to re-negotiate and/or renew the Prior Option Agreement with the owners of the Optioned Claims in order to ensure that such Optioned Claims are part of the Property on the date of exercise of the Option. BUS and Golden Spike agree to jointly negotiate the terms of a revised or new option agreement with the owners of the Optioned Claims, and will use all reasonable commercial efforts to ensure completion same.

3.4    Registration of Title : Upon exercise of the Option, Golden Spike, and BUS agree that (1) registered title to the Owned Claims will be transferred to Golden Spike, and (2) an assignment agreement will be executed by BUS in favour of Golden Spike for the Optioned Claims. The parties agree to do all such things necessary to ensure that such registration and assignment is effected. To accomplish such registration, transfer of title an assignment, Golden Spike shall pay all recording fees and BLM notice of transfer fees following exercise of the Option.

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3.5    Granting of 1% NSR Concurrent with the exercise of the Option and the acquisition of 100% of BUS interest in the Property by Golden Spike, Golden Spike shall be deemed to have granted BUS or its successors and assigns a 1% NSR on the Property (covering both the Owned Claims and the Optioned Claims as applicable) as more particularly described in Schedule "B" hereto.

3.6    Repurchase of 0.5% NSR At any time after the granting of the 1% NSR described in Section 3.5 above and during the term of this Agreement, Golden Spike shall be entitled, at its sole option, to purchase 50% of the NSR owned by BUS (that is, a 0.5% NSR) for $500,000 USD, adjusted annually for inflation according to the United States Consumer Price Index. Payment of the $500,000 USD, as adjusted, shall be made to BUS by cheque, bank draft, wire transfer or such other means as are acceptable to BUS and Golden Spike. Upon receipt of the $500,000 USD, as adjusted, Golden Spike, BUS shall do all things and shall sign all agreements necessary to reflect the reduction in BUS’ NSR to 0.5%.

3.7    Acknowledgment of 4% NSR on Optioned Claims . In addition to the 1% NSR granted to BUS, Golden Spike acknowledges and understands that a 4% NSR has been granted to the owners of the Optioned Claims pursuant to the Prior Option Agreement. Assuming successful completion of the negotiations in section 3.3(c) above and assuming that any successor option agreement on the Optioned Claims contains a royalty in favour of the owners thereof, Golden Spike understands that it will be responsible for payment of this additional royalty on the Optioned Claims as well.

4    COMMITMENTS

4.1        Commitments by Golden Spike: During the currency of this Agreement, Golden Spike shall:

(a) keep the Property free and clear of all liens, charges and Encumbrances arising from any Exploration and Development Operations (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by Golden Spike) and shall proceed with all diligence to contest and discharge any such lien that is filed and shall keep the Property in good standing by doing the filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard;

(b) maintain the title of the Property including the mining claims which comprise the Property in good standing by performing any and all annual assessment work, paying all fees, taxes and statutory payments required (including, but not limited to all United States federal annual mining claim maintenance fees), completing all statutory filing requirements, and by the doing of all other acts and things which may be necessary so as to maintain the validity and ownership of the mining claims comprising the Property in that regard;

(c) not breach or fail to fulfil, perform or observe the terms and conditions of or pertaining to the mineral claims and mining leases which comprise the Property;

(d) deliver to BUS informal quarterly updates of all activities conducted on the Property within thirty (30) days of each calendar quarter end;

(e) deliver, in a timely manner, to BUS copies of any and all applications for governmental approvals, consents, licenses or permits for its activities on the Property;

(f) deliver to BUS detailed digital reports of all Exploration and Development Operations and activities conducted on the Property within sixty (60) days of each anniversary of the Effective Date of this Agreement or such other date agreed to by Golden Spike and BUS if required for compliance with BUS’ continuous disclosure obligations;

(g) conduct all Exploration and Development Operations in a careful and workman-like manner in accordance with good mining and mineral exploration practice and, without limiting the generality of the foregoing, keep the site of any drilling and camp areas free from accumulation of waste materials, rubbish or garbage, and in compliance with all applicable laws, rules, orders and regulations;

(h) defend, indemnify and save BUS harmless in respect of any and all costs, claims, liabilities, debts, demands, suits, actions, causes of actions and expenses (collectively, the "Claims") whatsoever which may be brought or made against either BUS by any person, firm, or corporation and all Claims which may be suffered or incurred by BUS arising out of or in connection with or in any way referable to, whether directly or indirectly, the entry on, presence on, or activities on the Property or approaches thereto by Golden Spike or its servants or agents including, without limitation, bodily injuries or death at any time resulting therefrom or damage to property;

(i) prior to commencement of and during any period in which active work is carried out on the Property, provide proof to BUS that Golden Spike maintains insurance as is customary with good mining and mineral exploration practice, including, but not limited to:

(i) statutory insurance required by all applicable laws of the State of Nevada, including worker’s compensation insurance as applicable;

(ii) adequate and appropriate insurance in respect of Golden Spike’s own activities on the Property in the form of a comprehensive general commercial liability insurance policy having limits of not less than $1,000,000 per occurrence and which names BUS as an additional or named insured on the policy. In the event that such insurance is to be terminated or materially altered, Golden Spike shall provide BUS with thirty (30) days’ advance notice of same, or, if such advance notice is not possible, with notice as soon as possible;

(iii) require any major contractor engaged by Golden Spike to obtain and maintain adequate and appropriate insurance in respect of the contractor’s activities on the Property;

(j) permit BUS’ representatives, at their own risk, to enter upon and examine the Property, operations thereon and records related thereto from time to time during normal operating hours and by arrangement with Golden Spike. In this regard, BUS shall indemnify Golden Spike against and save it harmless from all costs, claims, liabilities and expenses that BUS may incur or suffer as a result of any injury (including injury causing death) to BUS while on the Property, provided, however, that BUS will not be indemnified nor held harmless for any costs, claims, liabilities or expenses resulting from Golden Spike’s negligence or wilful misconduct; and

(k) as it pertains to the Optioned Claims only, comply with and assume BUS’ obligations as optionee as set out in the Prior Option Agreement.

5.    TRANSFERS

5.1        Sale, Lease, Option or Assignment or the Property by the Parties: The parties shall not, during the term of this Agreement, sell, lease, option, assign, or transfer any of their respective working rights, or interests in the Property without prior notice to and consent of the other party, such consent not to be unreasonably withheld. In the event that Golden Spike wishes to assign its right, title and interest in this Agreement to a publicly traded company, BUS may consider the financial, operational and technical experience of the proposed assignee as well as the proposed assignee’s regulatory, legal and litigation history prior to granting its consent to the assignment. Notice to the other party shall be in accordance with Section 8 herein. Notwithstanding the foregoing, no consent is required for:

(a) a party to sell, lease, option, assign or transfer any of their respective working rights, interests or NSR in the Property to an affiliated company (as such term is defined in the Securities Act (Ontario) from time to time) if advance notice is provided to the other Party, unless and until the control of such affiliated entity subsequently changes; or

(b) the assignment of the NSR by BUS.

6.    TERMINATION

6.1        Termination Upon the Occurrence of Certain Events: This Agreement will terminate:

(a) subject to the more particular requirements of section  6.3 , if Golden Spike fails or neglects to perform any of its obligations described in this Agreement; or

(b) immediately, without notice given by BUS to Golden Spike, if Golden Spike becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the applicable bankruptcy legislation, or any comparable law, seeks protection or relief under any creditors’ legislation or under any bankruptcy, insolvency or analogous law, is adjusted bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditor’s rights or consents to, or acquiesces in, the filing of such a petition or if the interest of Golden Spike in the Property or this Agreement is seized or attached in any way for the payment of any judgement or court order.

6.2        Termination by Golden Spike: Golden Spike may terminate this Agreement at any time prior to exercise of the Option, so long as it is not in default of any of its obligations under this Agreement, by giving notice to that effect to BUS at the address provided herein and, on receipt of such notice by BUS this Agreement shall be of no further force or effect and Golden Spike shall have no interest in the Property and shall have no further obligations hereunder save and except for those obligations which have accrued hereunder, including but not limited to any reclamation obligations.

6.3        Termination by BUS: If Golden Spike is in default of this Agreement by any requirement other than failing to complete an obligation by the deadlines set forth in Section 3.2.1, BUS may terminate this Agreement but only if:

(a) it shall have first given to Golden Spike written notice of default containing particulars of the requirement which Golden Spike has not performed; and,

(b) Golden Spike , within 30 days following delivery of such notice of default, has failed to take all reasonable steps to cure the default by the appropriate performance. Upon such failure BUS shall be entitled to seek any remedy it may have on account of such default.

6.4        Obligations of Golden Spike Upon Termination: If this Agreement is terminated for any reason prior to the exercise of the Option, Golden Spike shall:

(a) immediately deliver to BUS, at no cost, copies of all reports, maps, plans, photographs and drill logs of Golden Spike’s relating to the Property, and other factual technical data compiled by and in the possession of Golden Spike with respect to the Property and not previously furnished to BUS;

(b) within a period of 240 days of termination, remove from the Property all machinery, structures, buildings, facilities, equipment, tools, appliances and supplies erected, installed or brought upon the Property by or on behalf of Golden Spike, and any such property not removed within such 240 day period shall thereafter become the property of BUS;

(c) leave the Property and the mineral claims and mining lease which comprise the Property;

(i) in good standing for a period of at least 3 months from the date of termination,

(ii) free and clear of all liens, charges and Encumbrances arising from any Exploration and Development Operations (except for taxes not yet due, other inchoate liens and liens contested in good faith by Golden Spike), provided that Golden Spike shall pay the cost of any such liens once determination of liability has been made,

(d) only as it pertains to work completed under the direction of or by Golden Spike on the Property, to:

(e) fulfil all reclamation obligations required by the State of Nevada or United States federal legislation and/or regulation applicable thereto arising from any Exploration and Development Operations; and,

(f) leave the Property and the mineral claims and mining lease which comprise the Property in a clean, orderly, safe and environmentally acceptable condition and in accordance with all applicable environmental, pollution control and reclamation laws, regulations and permits;

(g) within a period of 14 days of termination, deliver to BUS an acknowledgement of abandonment under this Agreement;

(h) comply with all termination requirements set forth in the Prior Option Agreement and any successor agreements thereto if and as applicable; and

(i) remain liable for any liabilities accrued hereunder.

7.    FORCE MAJEURE, LIABILITIES

7.1        Events: No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to: acts of God, fire, flood, explosion, acts of war, strikes, lockouts, labour shortages, or other industrial disturbances; laws, rules and regulations or orders of any duly constituted court or governmental authority restricting normal operations (each an "Intervening Event").

7.2        Effect of Intervening Events: All time limits imposed by the Agreement will be extended by a period equivalent to the period or delay resulting from an Intervening Event.

7.3        Obligation to Remove Intervening Events: A party relying on the provisions of this Section 7 will take all reasonable steps to eliminate or rectify any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted court of governmental authority of to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

7.4        Giving Notice: A party relying on the provisions of this Section  7 shall give notice to the other party forthwith upon the occurrence of the Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

7.5        Liabilities . For actions and events not included in the force majeure clauses listed above, the parties understand that Golden Spike is only responsible for liabilities and obligations relating to the Property from the commencement of this Agreement to the termination of Golden Spike’s obligations hereunder. Any liabilities (whether environmental or otherwise) incurred prior to the commencement of this Agreement (including any liabilities for events occurring prior to the commencement of this Agreement but which manifest themselves after such date) shall be the responsibility and liability of BUS.

8.    NOTICES

8.1        Method: Any notice, demand or other communication (in each case, a "Notice") required or permitted to be given under this Agreement shall be in writing and shall be deemed well and sufficiently given if delivered or if mailed by registered mail (save and except during the period of any interruption in the normal postal service within Canada) or sent by facsimile addressed as follows:

(a) If to Brancote U.S. Inc., addressed as follows:

c/o 555 Central Avenue
Thunder Bay, Ontario
P7B 5R5
Facsimile: (807) 623-2335
Attention: President

with a copy to:

Borden Ladner Gervais LLP
Barristers and Solicitors
1000, Canterra Tower
400 - 3 rd Avenue S.W.
Calgary, Alberta
T2P 4H2
Facsimile: (403) 266-1395
Attention: C. Tamiko Ohta

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(b) If to Golden Spike, addressed as follows:

Golden Spike Mining
27 Sidewinder Loop
Clancy, MT
59634 USA
Facsimile: (406) 495-8105
Attention: Peter M. Kuhn

with a copy to:

Anfield, Sujir, Kennedy & Durno
Barristers and Solicitors
Box 10068
Pacific Centre
1600 - 609 Granville Street
Vancouver, British Columbia
V7Y 1C3
Facsimile: (604) 669-3877
Attention: Jay Sujir

The date of receipt of such Notice shall be the date of delivery thereof if delivered and, if mailed, will be deemed to be given and received on the fifth business day following the day of mailing (except in the event of disruption of the postal service in which event Notice will be deemed to be received only when actually received), and, if given by facsimile, will be deemed to have been given and received on the next business day following the day on which it was sent.

8.2    Amending Addresses: Either party may from time to time notify the other party in writing of a change of address or facsimile number to which a Notice shall be given to it thereafter until further changed.

9.    GENERAL

9.1    Option Only : This Agreement is an option only. If this Agreement is terminated, Golden Spike shall not be bound thereafter in debt, damages or otherwise under this Agreement save and except as provided for herein and with respect to obligations arising from termination and with respect to accrued obligations surviving termination. All payments paid by Golden Spike shall be retained by BUS in consideration for entering into this Agreement and for the rights conferred to Golden Spike thereby.

9.2    Entire Agreement: There are no representations and warranties save and except as contained herein and this Agreement and the schedules hereto constitute the entire agreement between the parties hereto and supersedes and replaces any other agreement or arrangement, whether oral or written, express or implied, statutory or otherwise heretofore existing between the parties in respect of the subject matter of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

9.3    No Waiver of Breaches: No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

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9.4      Further Assurances: The parties hereto shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the provisions and intent of this Agreement or to record wherever appropriate the respective interests of the parties, from time to time, in the Property.

9.5  Payments: All payments made and all funds expended by Golden Spike pursuant to this Agreement shall be for the account of Golden Spike and Golden Spike shall be entitled to claim all benefits, write-offs and deductions with respect thereto.

9.6  Manner of Payment, Currency: All payments to BUS which Golden Spike may make under this Agreement shall be immediately available in the lawful currency of the United States of America and shall be deemed to have been well and sufficiently made in a timely manner by cheque or draft mailed or delivered to such party at its addresses for notice purposes as provided herein by registered mail on or before the date such payment is to be made.

9.7  Enurement, Successors and Assigns: This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, nominees and assigns. Any assignment of a party’s interest hereunder may be assigned only with the consent of the other party, such consent not to be unreasonably withheld or delayed, and such consent will be conditional upon the assignee agreeing in writing to be bound by the terms of this Agreement.

9.8  Confidentiality of Data: All materials and oral communications received by Golden Spike hereunder shall be kept confidential so long as Golden Spike maintains its Working Rights and Option under this Agreement and for a period of one year thereafter , and no part thereof may, at any time, be published without the prior written consent of BUS, subject to compliance by Golden Spike with applicable law or order of a competent court or tribunal.

9.9  Governing Law: This Agreement shall be construed and governed by the laws in force in the State of Nevada, and, except where matters are expressed herein to be subject to arbitration, the courts of such State have exclusive jurisdiction to hear and determine all disputes arising hereunder.

9.10  Severability: If any provision of the Agreement is or shall become illegal, invalid or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and remain valid and substituting and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

9.11    Execution in Counterpart: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties so long as at least one counterpart is executed by each party.

9.12    Titles and Headings : The titles and headings to the respective paragraphs hereof shall not be deemed as part of this Agreement but shall be regarded as having been used for convenience only.

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9.13  Time is of the Essence: Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

BRANCOTE U.S. INC.              GOLDEN SPIKE MINING

/s/ W.H. Humphries                                           /s/ Peter M. Kuhn
Per:  W.H. Humphries, President                                       Per:   Peter M. Kuhn, President

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SCHEDULE "A"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 22nd DAY OF AUGUST, 2003 BETWEEN BRANCOTE U.S. INC. AND GOLDEN SPIKE MINING

DESCRIPTION OF PROPERTY
Owned Claims

There are 24 Owned Claims located in Nye County, Nevada, listed as follows:

BLM Number	Claim Name

733607	CIM 21
709658 - 709659	SA 6 - SA 7
709661	SA 9
709663	SA 11
709665	SA 13
709667 - 709679	SA 15 - SA 27
709681	SA 29
709683 - 709686	SA 35 - SA 38

Optioned Claims

There are 6 Optioned Claims located in Nye County, Nevada listed as follows:

BLM Number	Claim Name

318950	GUS
318951	LISA
438815 - 438818	PROSSER #1 - PROSSER #4

Current Land payments (1)

Bureau of Land Management fees: USD $3,000 ($100 per claim), due annually on or before September 1st
(payable to the Bureau of Land Management in Reno, Nevada)

County fees: USD$259.00, due annually on or before November 1st
($8.50 per claim and $4/page document fee payable to Nye County, Nevada)

Note:

(1) The parties understand that land payments are subject to periodic increases by the BLM and Nye County, and that Golden Spike shall be responsible for payment of any such increases as well.

Payments Owing Pursuant to Prior Option Agreement

The payments owing for the 8 th , 9 th and 10 th year of the Prior Option Agreement are as set out in Amendment No. 2 to Option Agreement dated July 10, 2001 which is attached as part of Schedule "D" hereto.

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SCHEDULE "B"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 22ND DAY OF AUGUST, 2003 BETWEEN BRANCOTE U.S. INC. AND GOLDEN SPIKE MINING

CALCULATION AND PAYMENT OF NET SMELTER RETURNS ROYALTY

1.    The following words and phrases shall have the following meanings, namely:

(a)    "Net Smelter Returns" or "NSR" or "Royalty" with respect to the Property shall mean the gross proceeds in any year from the sale of Product from the mining operation on the Property, less: refining, smelter and treatment charges, including assaying and sampling costs, umpire charges, and penalties, if any; transportation charges, including related storage and insurance costs, in respect of transportation of concentrates or dore metal from the Property to a smelter or refinery; and sales, use, gross receipts, if any, payable with respect to removal, sales or disposition of Product(s) incurred and paid or payable to a third party. For further clarification: (1) each party shall repay its respective share of the net proceeds of mines tax and any federal or state income taxes assessed against such party’s income or revenues resulting from Golden Spike’s production of minerals from the Property; and (2) Golden Spike may not deduct any mining or on-site processing costs in calculating the NSR;

(b)    "Ore" shall mean any material containing a mineral or minerals of commercial economic value mined from the Property;

(c)    "Owner" shall mean Golden Spike, its successors and assigns; and

(d)    "Product" means Ore mined from the Property and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated.

Other capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

2.    The Owner shall give notice to BUS of the date on which Ore is first mined. It is agreed that pilot plant operations and the mining or milling of Ore in connection therewith shall not be considered commercial production.

3.    The amount of Royalty payable to BUS, namely two percent (2%) of Net Smelter Returns, shall be calculated by the Owner each calendar quarter and at the end of such quarter and shall be paid to BUS within thirty (30) days after the end of each calendar quarter. Any adjustments in the payment of Royalty hereunder arising out of an audit referred to in paragraph (9) hereof shall be made and paid at that time.

4.    For the purposes of calculating the amount of NSR payable hereunder only, if the Owner sells any Product to one of its subsidiaries or affiliates, and if the sale price of such Product is not negotiated on an arm's length basis, the Owner shall, for the purposes of calculating Net Smelter Returns only and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount which would be sufficient to make such sale price represent a reasonable net sale price for such Product as if negotiated at arm's length and after taking into account all pertinent circumstances (including, without limitation, then current market conditions relating to Ore, concentrates, or other materials or products similar to such Product).

Page - 22

5.    The Owner shall by notice inform BUS of the amount of such reasonable net sale price and if BUS does not object thereto within 60 days after receipt of such notice, such amount shall be final and binding for the purposes of this paragraph.

6.    On or before the last day of each quarter of each year after the date of commencement of Commercial Production, the Owner shall deliver to BUS a statement indicating in reasonable detail, as of the last day of the immediately preceding quarter, the calculation of Net Smelter Returns and the aggregate NSR payable for such quarter.

7.    The Owner may remove reasonable quantities of Ore and rock from the Property for the purpose of bulk sampling and of testing, and there shall be no NSR payable to BUS with respect thereto unless revenues are derived therefrom.

8.    The Owner agrees to maintain for each mining operation on the Property up to date and complete records relating to the production and sale of Product including accounts, records, statements and returns relating to treatment and smelting arrangements of the Product, and BUS or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of NSR payments to be made by the Owner to BUS pursuant hereto. BUS shall have the right at its own expense to have such accounts audited by independent auditors once each year.

9.    The Owner shall have an audited statement prepared by its auditors for each year with respect to the NSR payable to BUS hereunder, within 140 days of the Owner's fiscal year end, and the Owner shall forthwith deliver a copy of such statement to BUS.

10.    All NSR payments shall be considered final and in full satisfaction of all obligations of the Owner making same in respect thereof if such payments or the calculation in respect thereof are not disputed by BUS within 120 days after receipt by BUS of the audited statement referred to in paragraph (9) hereof. Any disputes under this paragraph shall be decided by arbitration as herein provided. Notwithstanding the foregoing, an undisputed calculation or payment shall not be considered final or binding if an incorrect calculation or payment is shown to be the result of fraud committed by any party, including a third party smelter or refinery.

11.    Subject to the prior consent of BUS, the Owner shall have the right to commingle with ores from the Property, those ores produced from other properties. In order that BUS may make an reasoned decision in granting its consent to commingle, the Owner shall provide BUS in advance an explanation of its proposed commingling plan, together with engineering and metallurgical reports and studies which assure that the commingling plan will accurately account for and provide payment to BUS of the full amount of royalties to which it is entitled. In the event that BUS grants its consent to commingle, the Owner shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonably accurate recovery factors in order to determine the amounts of products derived from, or attributable to Ore mined and produced from the Property. The Owner shall maintain accurate records of the results of such sampling, weighing and analysis as pertaining to Ore mined and produced from the Property.

12.    In the event of a dispute between the parties with respect to the matters contemplated hereunder, that dispute shall be settled by a single arbitrator in accordance with the laws of the State of Nevada and judgment upon the award rendered may be entered into any court having jurisdiction thereof.

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SCHEDULE "C"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 22ND DAY OF AUGUST,
2003 BETWEEN BRANCOTE U.S. INC. AND GOLDEN SPIKE MINING

The following is the text of a purported agreement between Brancote U.S. Inc. and Herb Duerr which was dated by the parties on November 28, 1999 and November 30, 1999, respectively. This document is commonly referred to as the "Grubstake Agreement".

Grubstake Agreement
Brancote U.S. Inc/Herb Duerr

Brancote U.S. Inc. (BUS) acknowledges the major contribution of Herb Duerr (HD) in the identification and acquisition of certain mineral claims (Properties/Property) in Nevada, Arizona, Colorado and Arkansas acquired by BUS during the period 1989 through 1998 while he worked as a contractor for BUS. In return for his contribution with respect to the Properties listed on Schedule A BUS grants HD the following consideration:

1.    5% of net profits, following recovery of 100% of its costs incurred since initial acquisition, including a reasonable charge for overheads consistent with industry standards and interest at the United States prime lending rate +2%, received by BUS through its participation in mineral production from a Property.

2.    5% of revenues received by BUS from production royalties based upon gross receipts, net smaller returns or net profit interests held in any Property.

3.    5% of revenues or other consideration received by BUS from pre-production payments, in excess of a cumulative total of $50,000 from any individual Property pursuant to a single agreement, whether paid as all or part of a purchase, lease, rental or option agreement with a third party.

In the event BUS decides to abandon a Property subject to this Agreement, through relinquishment of its interest in all of the mineral claims constituting the Property. It shall advise HD 15 days in advance and make all data related to the Property available to HD to review and copy at a place of his choice and at his sole cost and expense. HD will advise BUS prior to the specified date of abandonment if he wishes to take assignment of the Property for his own account. Failure of HD to so notify BUS will result in abandonment of the Property and termination of any obligations BUS may have to HD with respect to the Property.
The Interests of HD, his successors and assigns in this Agreement, survive termination of his employment or contractual role with BUS.

John Prochnau Brancote U.S. Inc. 28 th November, 1999	Herb Duerr 30 th November, 1999

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SCHEDULE "A"
[Grubstake agreement]
Mineral claims held by Brancote U.S. Inc. at 30 November, 1999 subject to the Grubstake Agreement between Brancote US Inc. and Herb Duerr.
NEVADA

Claims	BLM Numbers

AS 111, 113	709631, 709633

Bell Flat 1, 3	631962, 631964

BT 71 - 76 95, 97, 99	709637 - 709642 709643, 709644, 709645

Butch 23 - 30, 42, 44	761564 - 761571, 761577, 761579

Car 82 - 84, 130	649196 - 649198, 649242

Cim 21	733607

Core 3 - 10	694471 - 694478

CX 79 - 90	710339 - 710350
92	710352
94	710354
155 - 166	710361 - 710372
225	7103386
227	7103388
229	710390
231	7103392
233	7103394
235	7103396
237	7103398

DD 38, 40, 42 - 46 49 - 53, 47	608567, 608569, 608571 - 608575 608578 - 608582, 731664

Dolly 21 - 24	709624 - 709627

G 23, 24, 27	631450, 631451, 631454

GA 19	631474

Gilman 31 - 34	623866 - 623869

Iowa 20 - 21, 30	605842 - 605843, 605852

High 3 - 6, 11, 13	615788 - 615791, 626015, 626017

HiHo 1 - 20	710721 - 710740

Moongold 1, 3, 7, 2, 4, 11	625103, 625105, 625107 730426, 730427, 730433

SA 6, 7, 9, 11, 13, 15 - 27, 29, 35 - 38	709658, 709659, 709661, 709663, 709665, 709667 - 709679, 709681, 709683 - 709686

Shirley 101 - 102, 104	636765 - 656766, 636769

TC 36 - 40, 41 - 43	709646 - 709650, 758619 - 758621

Trust 132 - 137, 151 - 153 157, 212, 232 - 236	682016 - 682021, 682033 - 682035, 682036, 724742, 724745 - 724749

Vudu 1 - 6, 8, 10, 21 - 22, 25 - 26, 35	731719 - 731724, 731726, 731728, 754310 - 754311, 754314 - 754315, 754234

Prosser 1-4 Gus Lisa	438815 - 438818 318950 318951

CS 1 V 1 - 4, 30 - 31	685717 685718 - 685721, 685723 - 685724

ARIZONA

Claims	BLM Numbers

Hank 35, 36	323337, 323338

Hope 1	323333

Red M 40 - 43	323372 - 323375

Ten Grand 94, 96, 99 - 101 115 - 119, 132	323348, 323349, 323350 - 323352 323356 - 323360, 323362

Sol 35, 37 - 38, 40 63, 65	323067, 323069 - 323070, 323072 323090, 323092

Page - 25

ARKANSAS

Claims	BLM Numbers

Ace King	12118 12119

COLORADO

Claims	BLM Numbers

GM 4, 8, 11 - 12 15 - 16, 20 - 10	236348, 236352, 236355 - 236356 236359 - 236360, 236364 - 236365

Topi 3 - 5, 13, 15	238424 - 238426, 238434, 238436

Redman 1, 19, 38 51 - 52, 58 - 60	236371, 236375, 236383 236386 - 236387, 236391 - 236393

Cindy 6, 10 - 11, 18	247187, 247191 - 247192, 247199

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SCHEDULE "D"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 22ND DAY OF AUGUST,
2003 BETWEEN BRANCOTE U.S. INC. AND GOLDEN SPIKE MINING

PRIOR OPTION AGREEMENT

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OPTION AGREEMENT
AND
OPTION TO LEASE AND/OR PURCHASE

BY THIS OPTION AGREEMENT

effective as of the 1 st day of June 1994, by and between Lowell DeMers, Carolyn L. DeMers and C. Douglas Lee (hereinafter referred to as Optionor/Owner or Lessor) whose address is in care of Lowell DeMers, 1836—1/2 South Robertson Boulevard, Los Angeles, California 90035—433~

and

Brancote U.S. Inc., a Nevada Corporation (hereinafter referred to as Optionee or Lessee if Optionee exercises his option to Lease) whose address is 127 Cheney Street, Reno, Nevada, 89501. In event of an assignment or sublease the name of Brancote shall refer to all assignees and/or sublessees.

The Optionor/owner in consideration of the agreements set forth herein, has granted certain rights to Brancote U.S. Inc. under the following terms and conditions:

OPTION RIGHTS AND PRIVILEGES - Under the Option Agreement Optionee would have the right to drill and excavate holes, pits, shafts and other excavations, to construct roads and to conduct surveys, explorations, sampling, investigations and other operations in such a manner and to the extent as Optionee, in its sole judgment and discretion, may deem advisab1e for the purpose of ascertaining any and all facts relating to the occurrence of ores and minerals in and under the property and the metallurgical and physical properties of any such ores. However, Optionee would have no possessory interest in the property as a tenant or Lessee and have no right to mine the claims or go into mineral production or conduct any removal of ore bodies or mineral substances.

1. TERM OF OPTION

Unless sooner terminated under the termination provisions hereinafter contained, the term of this Agreement shall be for a term of ten (10) years commencing on the effective date hereof and ending at 5:00 P.M., Mountain Standard Time, on the end of the tenth year from the effective date hereof.

2. OPTION PAYMENTS TO OPTIONOR/OWNER BY OPTIOINEE, SUCCESSORS AND ASSIGNS:

a.$12,000 per year payable in advance on the first day of each option year for the first 3 years.

b. $18,000 per year payable in advance on the first day of each option year for the 4th through the 7th year.

c. $24,000 per year payable in advance on the first day of each option year thereafter until the option is exercised or terminated. The option would automatically terminate upon any untimely payment.

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All option payments would be applicable against the purchase price. All option payments are non refundable by Optionor and no option payments shall be prorated in event Optionee/Lessee elects to exercise his option to lease after a flew option year has begun.

Annual option payments set forth above in Section 2. a., b., or c., would be waived for any year following the year the Optionee/Lessee elected to lease the claims and made the Minimum Annual Royalty Lea5e payments as set forth in Section 4.

3. OPTION TO LEASE AND/OR PURCHASE:

a. option to lease - Optionor/Owner hereby grants, to Optionee the right to lease, demise and lets that certain real property, more particularly described in the attached Exhibit A (the "property" herein), including, but without being limited to, all soil, sand and gravel, rock, ores, minerals and mineral rights in, upon and under the property (the "Leased Substances"), exclusively unto Brancote U.S. Inc., its successors and assigns with the exclusive rights and privileges: In event of assignment or sublease of this agreement all assignees or sublessees shall assume all obligations, terms and conditions of this agreement.

-- drill and excavate holes, pits, shafts and other excavations, to construct roads and to conduct surveys, explorations sampling, investigations and other operations in such a manner and to the extent as advisable for the purpose of ascertaining any and all facts relating to the occurrence of ores and minerals in and under the Property and the metallurgical and physical properties of any such ores;

-- to mine (by open pit, strip, underground, solution mining or any other method, including any method hereafter developed), extract, mill, store, process, remove and market Leased Substances from the property;

-— to place, construct, maintain, use, and remove haulageways and such other improvements on the surface or subsurface of the property as Brancote U.S. Inc. may deem necessary, useful or convenient for the full enjoyment of all of the rights herein granted;

—- to mix or commingle Leased Substances with any other ores produced off the property, provided that Brancote U.S. Inc. shall first weigh, sample, and assay the Leased Substances in accordance with recognized industry practice;

-- to conduct any mining upon the property and Brancote U.S. Inc.’s mining of adjoining or nearby lands as a single mining operation as if the property and all such other properties constituted a single tract of land, in which event Brancote U.S. Inc. shall have the exclusive right to use structures, facilities, equipment, roadways, haulageways, and all other appurtenances installed on the property for the purpose of producing, removing, treating or transporting metals, ores, minerals or materials from adjoining or nearby property owned or controlled by Brancote U.S. Inc. and the right to mine and remove Leased Substances from the property through or by means of shafts, openings or pits which may be made in or upon adjoining or nearby property;

Page - 29

-- to use other resources of the Property (to the extent Lessor has such rights), including water, in connection with the exploration, mining and processing rights granted hereunder;

-- to use the surface of the property to deposit waste, overburden, surface stripping and other materials from mining operations on the Property and adjoining property being mined with the Property as a single mining operation; provided the materials from other lands may not be deposited on the Property if it would interfere with mining operations on the Property.

b. Option to Purchase - Optionor/Owner hereby gives, grants, and conveys to Brancote U.S. Inc., during the term of this Agreement (either before or after its exercise of its Option to Lease pursuant to Paragraph 3,a.), the sole, exclusive and irrevocable option to purchase the Property free and clear of all claims, liens and encumbrances. In order to keep this option in force, Brancote US. Inc. will pay to Optionor/Owner those option amounts specified in Section 2. No payment made hereunder shall limit or detract from the right of Brancote U.S. Inc. to terminate this Agreement under the provisions of subsection b. of Section 9.

4. EXERCISE OF OPTION TO LEASE

a.   Exercise of Option - Brancote U.S. Inc. may elect to exercise its option to lease the Property at any time during the term specified in Section 1 (Term of option) by giving written notice of its election in the manner specified in Section 10 (Notices) of this Agreement, which notice shall be made to Optionor/Owner, and shall designate an effective starting date for the lease to begin, accompanied by a cashier’s check or certified check for $25,000. in amount payable to Lowell DeMers. The royalty/lease payments will continue as set forth in Section 4 b., c., & d., of this agreement. No annual or annual lease renewal payment obligation of Lessee shall be reduced or prorated after the first day of the lease, or after any first day of any lease renewal year. For clarification a full annual minimum lease payment is due Optionor/Owner for any fractional year in event Lessee terminates the lease. The right of Brancote under the lease shall continue so long as Production Royalty or Minimum Annual Royalty/Lease payments are continued pursuant to Sections 4.b., c., & d., or until such time as Brancote exercises its Option to Purchase pursuant to Section 5 of this Agreement.

Page - 30

b.   Production Royalty and/or minimum Annual Royalty/Lease Payments: If Brancote U.S. Inc. its Successors or Assigns elects to lease the Property and/or mines and markets Leased Substances from the Property, Brancote U.S. Inc., its Successors or assigns shall pay to Lessor a production royalty of 4% of the "Net Smelter Returns," received by Lessee from the sale or other disposition of Leased Substances, or a minimum of an annual $50,000 royalty payment per year whichever is greater.
Minimum royalty payments of $25,000 each would be payable semi-annually with the first payment due in advance on the first day of each lease year, and the second $25,000 lease payment due six months thereafter. Lessee will be liable for a full annual lease year payment of $50,000 for any fractional or partial year the Lessee may occupy, use or possess the Property for any reason.

Production Royalty payments in excess of Minimum Annual Royalty/Lease payments for any lease year above $50,000 would be due & payable within 90 days after the lease year.

Any late Royalty/Lease payment would be considered a major breach of the lease agreement and would terminate the lease agreement forthwith.

All production Royalty and Minimum Annual Royalty/Lease payments would be applicable against the option purchase price along with all option payments made prior to optionee's election to lease

c.  "Net Smelter Returns" Defined: The term "Net Smelter Returns" (as set forth in paragraph 4 b. above) shall mean the Total dollar value received from the purchaser of Leased substances, less:

(1) in the case of sale of raw ore or concentrates:
(a) any weighing, sampling, penalty, processing or other charges; assessed by the purchaser; (b) selling charges; (c) any sales, severance, gross production, privilege or similar taxes assessed on or in connection with the ore or measured by the value thereof; and (d) the cost of transportation from the Property to the purchaser.

(2) in the case of leaching or other solution mining techniques in addition to the deductions specified in (1) above, all processing and recovery costs incurred beyond the point at which the leaching reagents are applied to the ore being treated (including the cost of reagents) shall be deducted from the selling price.

Page - 31

If ores or concentrates are processed at a smelter or other facility owned, operated or controlled by Brancote U.S. Inc. or treated on a toll basis for Brancote U.S. Inc., the selling price shall be computed in the above manner with deductions for all charges and items of cost equivalent to the deductions extended in arms—length transactions, and in any case, not more than charges that would be made at the nearest treatment facility otherwise available.

d. Method of Making Payments - All payments required hereunder may be mailed by certified or registered mail or delivered to Lessor’s address or to any single depository as Lessor may instruct. Upon making payment to the authorized agent or depository, Brancote U.S. Inc. shall be relieved of any responsibility for the distribution of such payment to Lessor. The delivery or the deposit in the mail of any payment hereunder on or before the due date thereof shall be deemed timely payment hereunder.

e. Fractional Interest - All payments required under this Agreement, unless specified otherwise, are based on a grant by Lessor of full undivided rights and title to the Property. If Lessor’s interest in the Property is less than such full interest, all payments made hereunder shall be paid in the same proportion thereof as the undivided rights and title actually owned by Lessor bear to the entire undivided rights and title to the property or the areas included therein.

5. EXERCISE OF OPTION TO PURCHASE

a. Exercise of Option - Brancote U.S. Inc. may elect to exercise its option to purchase the Property at any time during the term specified in Section 1. (Term of Option) or section 4.a. (Exercise of Option to Lease) by giving written notice of its election in the manner specified in Section 10 (Notices) of this Agreement, which notice shall also appoint an escrow agent if an escrow has not been previously established. If an escrow is opened to purchase the property all terms and conditions of the escrow shall be consummated within 45 days of Optionor/Owners signing and delivering instructions to escrow, but not later than 90 days from Optionor’s receipt of Optionee’s notice to exercise the Option to Purchase. All escrow expenses shall be borne by Optionee/Purchaser.

b. Purchase Price — If the option to purchase is exercised, the purchase price shall be for all cash (or cashiers check) set forth under the following terms;

1) $330,000. Full Price if option to purchase was exercised within two years of executing the option agreement.

2) $660,000 if exercised within the 3rd and 7th year of executing the option agreement.

3) $750,000 if exercised after the 7th year of executing the option agreement.

Page - 32

All payments made by Brancote U.S. Inc. under the terms of Section 2 and 4 of this Agreement, and all amounts paid on behalf of Lessor under the terms of Section 7. e., (unpaid taxes that are the responsibility of Lessor) shall be a credit towards the purchase price.

c. Escrow of Documents - At any time during the option period, Brancote u.s. Inc. may elect to require the Agreement to be escrowed, in which event Brancote U.S. Inc. shall designate a bank or title insurance company within the State of Nevada to serve as escrow agent, subject to the terms and conditions of Brancote U.S. Inc.’s right to purchase under this agreement. Upon such election by Brancote, Optionor/ Lessor and Brancote shall promptly execute and deliver instructions to the escrow agent. such instructions shall be~ prepared by Brancote and approved by Optionor/Lessor setting forth the terms of the escrow consistent with the terms and conditions of this Agreement. Upon execution of escrow instructions, Optionor/Lessor shall promptly execute and deliver to the escrow agent a conveyance of the Property in recordable form acceptable to Brancote U.S. Inc. conveying the Property to Brancote, and Brancote shall promptly execute and deliver to the escrow agent a relinquishment in recordable form acceptable to Optionor/Lessor stating that Brancote U.S. Inc. holds no interest in the Property. The escrow agent shall be directed to receive the documents delivered to it by Optionor/ Lessor and Brancote and deliver the same upon termination of the escrow to either (1) Brancote U.S. Inc. upon payment in full of the purchase price or (2) Optionor/Lessor if this Agreement Is terminated prior to payment of the full purchase price.

6. INSPECTION

Optionor Lessor (or any agent of Optionor Lessor with authorization in writing), at Optionor/Lessor’s risk and expense, may (1) enter upon the property to inspect the same at such times and upon such notice to Brancote U.S. Inc. as shall not unreasonably or unnecessarily hinder or interrupt the operations of Brancote U.S. Inc. and (2) inspect the accounts and records used in calculating production royalty paid to Lessor hereunder, which right may be exercised, at any reasonable time during a period of one (1) year from and after the date on which the applicable payment of production royalty was made. Lessor agrees to treat all information received hereunder as confidential and not to disclose the same without prior permission of Brancote U.S. Inc.

Page - 33

7. OBLIGATIONS OF BRANCOTE U.S. INC., ASSIGNS AND SUBLESSEES:

a. Conduct of Operations - All work performed by Brancote us. Inc. on the property pursuant to this Agreement shall be done in a good and workmanlike manner and in compliance with all state, federal, or local governmental laws and regulations governing such operations.

b. Weights and Analysis - In all cases where ore or concentrates are stockpiled of f the Property or commingled with ore or concentrates not mined from the property, Brancote U.S. Inc. shall establish procedures for determining the proportional amount of the total metal content on the commingled materials attributable to the input from each of the properties by calculating on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to materials produced from each of the properties from which materials are commingled may reasonably be determined. Brancote U.S. Inc. shall inform Lessor of the procedures by written statement and shall make all records related to such activities available for inspection b~ Lessor in accordance with Section 6.

c. Protection from liens — Brancote U.S. Inc. shall pay all expenses incurred by it in its operations on the Property hereunder and shall allow no liens arising from any act of Brancote to remain upon the Property provided, however, that Brancote shall not be required to remove any such lien as long as Brancote is contesting in~ good faith the validity or amount thereof, and holds the Optionor/Owner harmless and agrees to indemnify Optionor/Owner against any such charge or lien caused by acts of Brancote U.s. Inc. and/Or any assignee or sublessees. In event Optionee/lessee does contest any lien, Optionee/Lessee shall acquire a Bond in the amount of 125% of the lien to protect the Optionor/Owner.

d. Indemnity — Brancote U.S. Inc. shall protect, defend, and indemnify Owner/Lessor against and hold Owner/Lessor harmless from any suit, claim, judgment or demand (including reasonable attorney’s fees) whatsoever arising out of Brancote’s exercise of any of its rights pursuant to this Agreement, provided that if Lessor or any person or instrumentality acting on Lessor’s behalf shall have been a contributing cause to the event giving rise to such suit, claim, demand or judgment, Brancote and Lessor shall be res~onsib1e to the extent that each contributed to the cause giving rise to such suit, claim, demand or judgment.

e. Taxes - Brancote U.S. inc. shall pay all taxes levied against its improvements on the Property. In the event of commercial development of the Property, Brancote shall pay all ad valorem taxes assessed against that amount of the property used in such commercial development and shall, in addition, pay all taxes related to production of Leased Substances from the Property, subject to Brancote’s right to deduct the amount of such production-related taxes from the dollar value received from the

Page - 34

purchaser of Leased Substances in the computation of Net Smelter Returns under the provisions of subsection a. of Section 4 of this agreement. Lessor shall pay, before delinquency, all other taxes and assessments on the property and improvements of Lessor thereof which if any have accrued prior to this Option agreement. In no event shall Brancote be liable for any taxes levied or measured by income of Lessor, or for taxes applicable to or levied against or based upon advance or production royalty payments made to Lessor under this Agreement. Brancote shall have the right to contest, in the courts or otherwise, the validity or amount of any taxes or assessments, before it shall be required to pay the same. Brancote shall have the right, at its sole discretion, to pay any delinquent property taxes, together with interest, penalties and charges, that are the responsibility of the Lessor, the payment of which shall be a credit against payments thereafter to be made by Brancote under the provisions of Sections 2 and 4. If this Agreement is terminated or otherwise expires, all ad valorem taxes that are Brancote’s responsibility shall be prorated as of the date Brancote has removed its improvements from the property or Lessor agrees to their abandonment.

    f. Assessment Work - If required by the Bureau of Land  Management or any other local or federal governmental agency Brancote agrees to perform assessment work prior to the end of the applicable assessment year (unless excused, suspended or deferred) for the benefit of the property for each assessment year during which this Agreement continues in force beyond July 1st of the applicable assessment year. The work performed shall be of a kind generally accepted as assessment work, and "Brancote shall expend the total amount sufficient to meet the minimum re 9 uireinents with respect to all of the unpatented claims. Optionor/Lessee acknowledges and agrees that the mining claims included within the property are one contiguous group and that development and exploration work on any one or more of the claims will be for the benefit of all of them. Optionor/Lessor further agrees that if Brancote u.s. Inc. acquires a right to explore areas adjacent to the Property by location, purchase, lease or option, Brancote shall have the right to perform assessment work required hereunder pursuant to a common plan of exploration or development of all the areas, claims or groups of claims, whether performed on or off the Property Brancote shall provide Optionor Lessor with whatever assurances may be reasonably required by Optionor/Lessor to assure that assessment work has been or will be timely performed, which assurances shall be given within sufficient time to permit Optionor Lessor to timely complete performance of work if Brancote has not performed such work and in any case not later than August 15th of each calendar year. Brancote shall further prepare, file and record evidence of the performance of such work as required by applicable law and regulations and provide proof of the same to Option/ Lessor within sufficient time to assure Optionor/ Lessor that such requirements have been timely satisfied, but not later than October 15th, of each calendar year.

Page - 35

In event annual rental fees, license fees, special assessments or renewal fees are charged by the Bureau of Land Management or any other governmental agency at any level are charged in lieu of assessment work or in addition to assessment work Brancote U.S. Inc., and or its assigns & sublessees will be fully responsible to pay at their expense as a major condition under this Option and/or Lease Agreement and furnish owner/Owner with evidence of payment within 30 days of payment but not later than 30 days from due date of payment.

g.    Optionee/lessee Obligation of Reclamation and Environmental Red mediation - Brancote U.S. Inc. will provide at their expense for all Reclamation and Environmental Reclamation of areas used & disturbed as a result of its exploration, mining, or processing activities on the "property" in accordance with federal and local governmental regulations.

h.    Tax Matters and Compliance Reporting - Until the Option is exercised by the Optionee to either lease or purchase the property all option payments are riot to be considered lease or royalty payments. Further, Optionee shall not file option payments as lease payments with Internal Revenue Service and shall not tile Form 1099— Misc/Rent compliance forms. If Optionee exercises his option to lease the property then Optionee should file Form 1099-Misc/Reflt compliance forms under the existing compliance reporting rules of the internal Revenue Service.

i.    General Public Liability Insurance - Optionee/Lessee shall also carry, at his expense, an insurance policy naming owner/Owner as an additionally insured loss payee covering general public liability insurance against claims for bodily injury, death or property damage occurring in or upon the subject property covered under this OPTION AGREEMENT and/or LEASE in event the option to Lease is exercised. The coverage should be not less than $250,000. for death or injury to one person, and $1,000,000. for death or injury to more than one person in a common accident or occurrence, and $50,000. for damage or injury to property. Optionee/Lessee shall furnish a copy of said insurance policy to Optionor/Owner annually as well as within sixty days of execution of this agreement. In addition, Optionee/Lessee will indemnify and/or hold harmless the Optionor/Lessor from all litigation, including reasonable attorney’s fees and legal expenses incurred by Optionor/Lessor resulting from death, bodily injury or property damage concerning the use of the subject claims/property of this agreement from the activities of the Optionee/Lessee: their assigns and/or sublessees.

j.   Lessee's Litigation : If Optionor/Owner is made a party defendant to any litigation connected with the Optionee’s exercise of its Rights & Obligations under this Option Agreement, or in event Optionee exercises his Option to Lease, the lessee/Lessee shall hold harmless the Optionor/Lessor from all liability by reason of said litigation, including reasonable attorney’s fees and legal expenses incurred by Optionor Lessor in any such litigation, whether or not any such litigation is prosecuted to judgment. If Optionor Lessor commences an action against Optionee/Lessee to enforce any of the terms hereof or because of the breach by Optionee/ Lessee of any of the terms hereof, or for any unlawful detainer of said premises, Optionee/Lessee shall pay to Optionor Lessor reasonable attorney’s fees and legal expenses, and the right to such attorney’s fees and legal expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Optionee/Lessee breaches any term of this Option, or breaches any term of the Lease in event Optionee exercises his option to lease, Optionor Lessor may employ an attorney or attorneys to protect Optionor’s Option rights, or in event of a Lease, to protect Lessor’s rights hereunder, and in the event of such employment following any breach by Optionee/Lessee, Optionee/Lessee shall pay Optionor/Lessor reasonable attorney’s fees and legal expenses incurred by Optionor/ Lessor, whether or not an action is actually commenced against Optionee/Lessee by reason of said breach.

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8.      TITLE MATTERS

a. Representation and Warranties - Optionor/Lessor represents and warrants to Brancote U.S. Inc. that: (1) the unpatented mining claims constituting the property have been located and appropriate record made thereof in compliance with the laws of the united States and the State of Nevada; (2) the BLM annual rental fees or assessment work for the year ending September 1st prior to the effective date of this Agreement has been performed and appropriate record made thereof in compliance with applicable law; (3) there is no claim of adverse mineral rights affecting such claims; (4) except as specified in Exhibit A, Optionor Lessor’s possessory right to the Property is free and clear of all liens and encumbrances, and (5) the Optionor/Lessor has the full right, power and capacity to enter into this Agreement upon the terms set forth herein.

b.    Title Documents and Data - After the Option Agreement is executed, upon written request of Brancote U.S. Inc. at any time during the term hereof, Optionor Lessor shall promptly deliver to Brancote U.S. Inc. all. abstracts of title to and copies of all title documents affecting the property which Optionor/L9550r has in its possession. If Optionor/Lessor is in possession or knows the whereabouts of technical data concerning the mineral estate of the Property, Optionor/ Lessor shall, at Brancote’s expense, furnish copies of such materials to Brancote or notify Brancote of the location of such information.

c.  Title Defects, Defence and Protection - if -- (1) in the opinion of counsel retained by Brancote U.S. Inc., Optionor/Lessor's title. to any of the Property is defective or less than as represented herein, or (2) title to any of the property is contested or questioned by any person, entity or governmental agency -— and if Optionor Lessor is unable or unwilling to promptly correct the defects or alleged defects in title, Brancote may attempt, with all reasonable dispatch, to perfect, defend or initiate litigation to protect such title. In that event, Optionor Lessor shall take such actions as are reasonably necessary to assist Brancote in its efforts to perfect, defend or protect such title. If title is less than as represented in this Section 8. a. then and only then) the costs and expenses of perfecting, defending or correcting title (including but without being limited to, the cost of amendment and relocation of claims, the cost of attorney's fees and the cost of releasing or satisfying any mortgages, liens and encumbrances), shall be a credit against payments thereafter to be made by Brancote under the. provisions of Section 2 and/or subsection b. of Section 4 related to production Royalties and/or Annual Minimum Royalty/Lease payments but are limited to a total credit of $2,000., unless the encumbrance or dispute arises from Brancote’s failure to perform obligations hereunder (in which case such costs shall solely be borne by Brancote U.S. Inc.).

d.    Lesser Interest Provisions - If the rights and. title granted hereunder are less than represented herein., Brancote U.S. Inc. shall have the right, and option, without waiving any other rights it may have hereunder, to reduce all payments to be made to Lessor/Lessor hereunder in the proportion that the interest actually owned by Optionor/ Lessor bears to the interest as represented herein.

e.    Termination by Optionor/Lessor - If Brancote U.S. Inc. determines that any of the claims constituting the property should be amended or relocated, Brancote U.S. Inc. shall notify Optionor/Lessor of its determination together with the recommended action. Optionor/Lessor shall within seven (7) business days of receipt thereof notify Brancote of its agreement or disagreement with the recommended action. If Optionor Lessor agrees with the action recommended, Optionor Lessor shall either immediately undertake to perform the required action itself or authorize Brancote to proceed as its agent. Nothing herein shall prevent Optionor/Lessor front undertaking to amend or relocate any of the claims constituting the property where it determines that such action is required, provided that Optionor/Lessor shall immediately notify Brancote of any such action. Au amended or relocated claims shall be subject to all the terms arid conditions of this Agreement as if specifically described herein.

f.    Patent Proceedings - In event the Optionee has exercised its option to Lease, upon request of Brancote U.S. Inc. at any time or times during the term of this Agreement, Lessor agrees to undertake to obtain a patent to any or all of the unpatented mining claims which are subject to this Agreement. Brancote shall prepare all documents and compile all data and comply in all respects with the applicable law, all at the expense of Brancote. Lessor shall execute any and all documents required for this purpose and shall cooperate fully with Brancote in the patent application proceedings subsequent thereto. If Lessor begins such patent proceedings (at Brancote request) and Brancote thereafter requests Lessor to discontinue such proceedings, or if this Agreement is terminated while proceedings are pending, Brancote shall have no further obligation with respect thereto except to pay any unpaid expenses accrued in such proceedings resulting from Brancote’s endeavor to obtain patents on the six unpatented mining claims in this agreement.

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g.   Change of Law If the laws of the United States concerning acquisition of mineral right on federally managed lands is repealed, amended, or new legislation is enacted, Brancote U.S. Inc. shall have the right to take whatever action it deems appropriate to preserve a right to explore for, and in event Brancote exercises its option to Lease, to develop, and mine Leased substances. If. Brancote elects to take any action under the terms of this subsection, it shall first notify Optionor/Lessor in writing setting forth the nature of the proposed action and an explanation thereof. opt Optionor/Lessor agrees to cooperate with Brancote and execute whatever documents are deemed necessary by Brancote to accomplish such action. Nothing in this. subsection shall impose any obligation upon Brancote to take any action, or diminish the right of Optionor/Lessor to take action it deems appropriate; provided, however, that if Optionor/Lessor chooses to take any action, it will first inform Brancote of the nature of such contemplated action. Further, it Brancote elects to take any action under the terms of this section Brancote shall do so at its sole expense.

h.    General - Nothing herein contained and no notice or action which may be taken under this Section 8 (Title Matters) shall limit or detract from Brancote's right to terminate this Agreement in the manner hereinafter provided.

9. TERMINATION: REMOVAL OF PROPERTY; DATA

a.   Termination by Optionor/Lessor - If Brancote U.S. Inc. defaults n the performance of its obligations hereunder, except for non—payment of option, Payments and/or Royalty/ Minimum Lease payments as set forth in Section 2 and Section 4. which shall forthwith terminate this agreement, Optionor Lessor shall give Brancote written notice specifying the default. it the default is not cured within thirty (30) days after Brancote has received the notice, or in the case of defaults not related to the payment of money, if Brancote has not within that time begun action to cure the default and does not thereafter diligently prosecute such action to completion Optionor/Lessor may terminate this Agreement by delivering to, Brancote written notice of such termination, subject to Brancote’s right to remove its property and equipment from the property, as hereinafter provided. If Brancote in good faith disputes the existence of a default, Brancote shall initiate appropriate action in a court of competent jurisdiction within the 30-day period and the time to cure shall run from that date to the date of a final determination that a. default exists. Optionor/Lessor shall have no right to terminate this Agreement except as set forth in this subsection a. of Section 9., or for non—payment of option and/or Lease Payments.

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b. .    Termination by Brancote U.S. Inc. - Brancote shall have the right to terminate this Agreement at any time by written notice from Brancote to Lessor/Lessor. From and after the date of termination, all right, title and interest of Brancote under the Agreement shall terminate, and Brancote shall not be required to make any further payments or to perform any further obligations hereunder concerning the property except payment and obligations, the due dates for the payment or performance of which occur prior to the termination date, including the obligations related to Reclamation, Environmental Remediation and/or damages to the surface and improvements thereon.

c. .    Removal of Property - Upon any termination or expiration of this Agreement Brancote U.S. Inc. shall have a period of six (6) months from and after the effective date of termination within which it may elect to remove from the Property all of its machinery, buildings, structures, facilities F equipment and other property of every nature and description erected, placed or situated thereon, except supports placed in shafts, drifts or openings in the Property. Failure of Brancote to so remove the same shall constitute in an abandonment by Brancote to Lessor/Lessor of the same; provided, however, that Brancote may still be required to remove such property upon notice train Optionor/Lessor at any time during the six-month period and thirty (30) days thereafter, and shall be liable to Optionor/Lessor in event Brancote fails to remove said property timely, whereupon Brancote will indemnify Optionor/Lessor for any cost of removal of said property which Brancote is obligated to remove.

d.    Delivery of Data - it this Agreement is terminated, upon written request given by Optionor/Lessor within thirty (30) days of said termination, Brancote U.S. Inc. shall, at their expense, within a reasonable time but not more than sixty (60) days, furnish Optionor/Lessor copies of all available noninterpretive exploration, development and mining data pertaining to the property prepared by or for Brancote U.S. Inc., as well as all data given Brancote by Optionor/Lessor.

e. Relinquishment of Record - it this Agreement is terminated or otherwise expires, Brancote U.S. Inc. shall forthwith provide Optionor/Lessor with a recordable document sufficient to provide notice that Brancote no longer asserts rights to the Property under this Agreement.

10.   NOTICES

Unless otherwise set forth in this agreement, any notice or communication required or permitted hereunder shall be effective when personally delivered or deposited, postage prepaid, certified or registered, in. the United States mail to the addresses specified above. Either party may, by notice to the other given as aforesaid, change its mailing address for the future notices.

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11. BINDING EFFECT; ASSIGNMENT

The rights of either party hereunder may be assigned in whole or in part and the provisions hereof shall inure to the benefit of and be binding upon the heirs, personal representatives, beneficiaries, successors and assigns, but no change or division of ownership of the property or payment hereunder however accomplished shall operate to enlarge the obligations or diminish the rights of Brancote U.S. Inc. hereunder. No such change or division in the ownership of the property shall be binding upon Brancote for any purpose until the first day of the month next the month in which such person acquiring any interest shall furnish evidence to Brancote's satisfaction of such change transfer or division of ownership.

12. FORCE MAJEURE: NO IMPLIED COVENANTS

If Brancote U.S. Inc. is delayed or interrupted in or prevented from exercising its rights or performing its obligations as herein provided, by reasons of "force majeure." then, and in all such cases, Brancote shall be excused without liability, from performance of its obligations set forth in this Agreement (except as to pay money set forth in Section 2 (Option Payments) and Section 4 (Minimum Annual Royalty/Lease payments) Section 2 and/or section 4 payments shall remain as an obligation of Optionee/Lessee to pay Optionor/Lessor said option payments or Minimum Lease payments despite any delay or interruption to Brancote U.S. Inc. or its assigns and sublessees. The provisions shall again come Into full force and effect upon the termination of the period of delay, prevention, disability or condition. "Force Majeure" includes all disabilities arising from causes beyond the reasonable control of Brancote; including, without limitation, acts of "God, accidents, fires, damages to facilities labor troubles, unavailability of fuels, supplies and equipment orders or requirements of courts or government agencies or the Inability to obtain environmental clearance or operation permits that may be acquired by government authorities. It Is expressly agreed that no implied covenant or condition Whatsoever shall be read into this Agreement relating to any mining, resumption of mining of mining operations once commenced are suspended, or any operations of Brancote hereunder. This Option Agreement may not be extended beyond its 10-year term by reasons of force majeure sure unless (1) Brancote continues to make all option payments as acquired by Section 2.c. and (2) no such extension exceeds two (2) years.

13. MEMORANDUM

The parties to this Agreement agree to execute and record a Memorandum of this Agreement in a form sufficient to record notice to third parties of the rights granted hereunder which may be recorded in the official records of Nye County, Nevada.

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14. CONSTRUCTION

a. Governing Law -- This Agreement shall be construed only by the internal laws of the State of Nevada.

b. Headings -- The headings used In this Agreement are for convenience only and shall not be deemed to be a part of this Agreement for purpose of construction.

SIGNED, effective as of the date recited above.

BRANCOTE U.S. INC., :OPTIONEE

/s/John Prochnau
John Prochnau

OPTIONOR/OWNER:

/s/Lowel DeMers
 Lowel DeMers

/s/Carolyn L. DeMers
  Carolyn L. DeMers

/s/ C. Douglas Lee
 C. Douglas Lee

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Those certain unpatented lode mining claims located in Township 6 North, Range 42 East, MDB&M. Sections 27,34,35, San Antonio Mining District, Nye County. Nevada.

	COUNTY RECORDING
CLAIM NAME	BOOK	PAGE	BLM SERIAL NO .

Prosser#1	594	612	438815
Prosser#2	594	613	438816
Prosser#3	594	614	438817
Prosser#4	594	615	438818

Gus	460	155	318950

Lisa	460	156	318951

Total Claims: 6

Owner:       Carolyn L. DeMers
 Lowell J. DeMers
 C. Douglas Lee
 1836 1/2 S. Robertson Blvd.
 Los Angeles, CA 90035

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AMENDMENT NO. 1
OPTION AGREEMENT AND OPTION TO LEASE AND/OR PURCHASE

This Amendment No. 1 to the Option Agreement and Option to Lease and/or Purchase (hereinafter "Agreement") by and between Lowell DeMers, Carolyn L. DeMers, and C. Douglas Lee (hereinafter "Optionor/Owner") and Brancote U.S. Inc. (hereinafter "Optionee") relating to the "Cimarron mining property, Nye County, Nevada, is entered into this 1 st day of June 1998.

RECITALS

A.    Optionor/Owner and Optionee entered into the Agreement on the 1 st June 1994.

B.    Optionor/Owner and Optionee desire to amend Paragraph 2b of the Agreement as hereinafter provided.

2b(i)    For the 4 th Year $18,000 per year payable in advance on the first day of option year (and acknowledge as received).

(i) For the 5 th Year $9,000 in two payments of $4,500 each due 1 st June and 1 st December 1998.

(ii) For the 6 th and 7 th year $9,000 payable in advance on the first day of each option year if the gold price for the two months preceding the payment date averages less than $380 per ounce, or $12,000 payable in advance on the first day of each option year if the gold price for the two months preceding the payment date averages between $380 and $420 per ounce, or $18,000 payable in advance on the first day of each option year if the gold price for the two months preceding the payment date averages in excess of $420 per ounce.

C.    Except as herein amended, the terms and conditions of the Agreement shall remain in full force and effect.

Brancote U.S. Inc., Optionee

/s/ John Prochnau        22 May 1998

Optionor/Owner

/s/ Lowell DeMers        June 1, 1998
Lowell DeMers

/s/ Carolyn L. DeMers        June 1, 1998
Carolyn L. DeMers

/s/ C. Douglas Lee        June 1, 1998
C. Douglas Lee

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AMENDMENT NO. 2 TO OPTION AGREEMENT

THIS AMENDMENT dated the 10 th day of July, 2001.

BETWEEN:

Lowell DeMers, Carolyn L. DeMers and C. Douglas Lee, businesspersons
(hereinafter collectively referred to as the "Optionor")

OF THE FIRST PART

AND:

Brancote U.S. Inc. , a corporation incorporated pursuant to the laws of Nevada
(hereinafter referred to as the "Optionee")

OF THE SECOND PART

WHEREAS the parties entered into an option agreement dated June 1, 1994 (the "Option Agreement") pursuant to which the Optionor granted to the Optionee the right to lease, demise and let that certain real property more particularly described in Exhibit "A" hereto;

AND WHEREAS the parties also entered into an amendment to the Option Agreement dated June 1, 1994 ("Amendment No. 1"), the Option Agreement and Amendment No. 1 being collectively referred to herein as the "Option Agreement" unless otherwise specified;

AND WHEREAS the parties wish to further amend the Option Agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

  INTERPRETATION
1.1    Definitions

Capitalized terms used in this Amending Agreement and not otherwise defined shall have the respective meanings ascribed to them in the Option Agreement.

  AMENDMENTS

The Parties hereto declare, confirm, consent and agree that paragraph 2(c) of the Option Agreement shall be deleted in its entirety and replaced with the following:

"c.    $2,000 for the 8 th year, of which $1,000 is due on the first day of option year or the date upon which this Amending Agreement is first signed, whichever is later, and the remaining $1,000 is due o December 1 st of such year.

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d.    For the 9 th and 10 th year, $9,000 payable in advance on the first day of each option year if the spot gold price, on the London Commodity Exchange for the two months preceding the payment date averages above $360 per ounce but below $380 per ounce. If the average gold price per ounce exceeds $380 for the two months preceding the payment date, $12,000 will be payable in advance on the first day of the option year, and if the average gold price per ounce exceeds $420 for the two months preceding the payment date, $18,000 will be payable in advance on the first day of the option year."

        GENERAL
        3.1   It is declared and agreed that except as provided in this Amending Agreement, all covenants, agreements, provisions, stipulations, conditions, powers and matters and things whatsoever contained in the Option Agreement shall continue in all respects in full force and effect.

   3.2  This Amending Agreement shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

        3.3  This Amending Agreement may be executed in several counterparts and evidenced by a facsimile copy of an original execution page bearing the signature of each party hereto, each of which when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the date first above written.

Brancote U.S. Inc.

___________________________________
Per:
___________________________________
Per:
___________________________________        ___________________________________
Witness " Laurence R..DeMers "                Lowell DeMers " Lowell DeMers "

___________________________________         ___________________________________
Witness " Laurence R.. DeMers "                Carolyn L. DeMers " Carolyn DeMers "

___________________________________         ___________________________________
Witness " Laurence R.. DeMers "                C. Douglas Lee " C. Douglas Lee "

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AMENDMENT TO OPTION AGREEMENT - CIMARRON

THIS AMENDMENT dated the 16 th day of February, 2004.

BETWEEN:

BRANCOTE U.S. INC. , a corporation incorporated under the laws of Nevada and having a registered office at One East Liberty, Suite 614, P.O. Box 40817, Reno, Nevada, 89504 USA (hereinafter referred to as " BUS ")

AND:

CIMARRON MINING CORP. a company incorporated under the laws of Nevada, and having a head office at 27 Sidewinder Loop, Clancy, MT, 59634 USA (hereinafter referred to as " CMC ")

WHEREAS:

(a)    Golden Spike Mining and BUS entered into an option agreement dated August 22, 2003 (defined herein as the "Option Agreement") regarding mining claims located in Nye County, Nevada referred to collectively as the "Cimarron Property";

(b)    pursuant to a letter dated February 16, 2004, BUS consented to an assignment of Golden Spike’s interest in the Option Agreement to CMC;

(c)    in the course of assigning Golden Spike’s interests in the Option Agreement, a typographical error has been discovered in Schedule B to the Option Agreement in that the royalty payable to BUS is referenced as being 2%, rather than 1% as set out in section 3.5 of the Option Agreement; and

(d)    the parties wish to clarify and amend Schedule B to the Option Agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.    INTERPRETATION

1.1   Definitions

Capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings ascribed to them in the Option Agreement.

2.    AMENDMENT

2.1   The parties hereto declare, confirm, consent and agree that paragraph 3 of Schedule B to the Option Agreement shall be deleted in its entirety and replaced with the following:

"The amount of Royalty payable to BUS, namely one percent (1%) of Net Smelter Returns, shall be calculated by the Owner each calendar quarter and at the end of such quarter and shall be paid to BUS within thirty (30) days after the end of each calendar quarter. Any adjustments in the payment of Royalty hereunder arising out of an audit referred to in paragraph (9) hereof shall be made and paid at that time."

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3.    GENERAL

3.1    It is declared and agreed that except as provided in this Amendment, all covenants, agreements, provisions, stipulations, conditions, powers and matters and things whatsoever contained in the Option Agreement shall continue in all respects in full force and effect. Without limiting the generality of the foregoing, all royalties payable pursuant the Prior Option Agreement and section 3.7 of the Option Agreement, remain in force and effect.

3.2    This Amendment shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

3.3    This Amendment shall be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement notwithstanding the foregoing, the date of execution shall be deemed to be so executed from the dated hereof.

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.

BRANCOTE U.S. INC.              CIMARRON MINING CORP.

/s/ James Garber                                         /s/ Peter M. Kuhn
Per:  James Garber, Secretary                               Per:  Peter M. Kuhn, President

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Schedule "B"

Schedule "B" to the Assignment Agreement between
Cimarron Mining Corp. and Golden Spike Mining
dated for reference the 19 th day of February, 2004

(number of pages including this one: 1)

Property

The following is a list of the initial 30 mineral claims that are being optioned under the Option Agreement.

#	Claim Name	BLM Serial Number	#	Claim Name	BLM Serial Number

1	CIM 21	733 607	16	SA 24	709 676
2	SA 6	709 658	17	SA 25	709 677
3	SA 7	709 659	18	SA 26	709 678
4	SA 9	709 661	19	SA 27	709 679
5	SA 11	709 663	20	SA 29	709 681
6	SA 13	709 665	21	SA 35	709 683
7	SA 15	709 667	22	SA 36	709 684
8	SA 16	709 668	23	SA 37	709 685
9	SA 17	709 669	24	SA 38	709 686
10	SA 18	709 670	25	Prosser #1	438 815
11	SA 19	709 671	26	Prosser #2	438 816
12	SA 20	709 672	27	Prosser #3	438 817
13	SA 21	709 673	28	Prosser #4	438 818
14	SA 22	709 674	29	Gus	318 950
15	SA 23	709 675	30	Lisa	318 951

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EXHIBIT 99.1

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Bullion River Gold Corp.
1325 Airmotive Way, Suite 325
Reno, Nevada, 89502
775-324-4881

For Immediate Release:                                                  #04-06

Acquisition of Cimarron Mineral Exploration Project

Reno, Nevada - February 19, 2004 – Bullion River Gold Corp. (OTC BB: BLRV) has acquired an indirect interest in mineral claims in furtherance of its new business direction for the exploration of gold and silver in the western United States.

Cimarron Mining Corp., a wholly-owned subsidiary of Bullion River ("Cimarron"), has been assigned an option to acquire a 100% undivided right, title and interest in 30 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation wholly-owned by Peter M. Kuhn, the director and president of Bullion River, for an assignment fee of $13,468. The owner of the mineral claims has consented in writing to the assignment.

The option agreement provides for a term of three years that expires on August 22, 2006. In order to keep the option in good standing, Cimarron is required to pay all annual lease maintenance fees and to incur exploration expenditures of at least $50,000 in each year.

If, and when, Cimarron exercises the option, it will have to pay the owner an additional $200,000 option payment and grant the owner a 1% net smelter royalty on the mineral claims. Cimarron can repurchase half of the 1% net smelter royalty (0.5 NSR) for a payment of $500,000 to the owner.

The Cimarron mineral exploration project is within the Walker Lane mineral belt in south-central Nevada, 30 kilometers north of Tonopah and 45 kilometers south of the Round Mountain gold mine (Barrick Gold Corp and Kinross Gold Corp) and 15 kilometers west of the Midway project (Newmont Mining Corp). The Cimarron project contains volcanic-hosted epithermal gold mineralization associated with rhyolite dikes and flow domes. Previous drilling through 1997 has defined a resource of approximately 52,000 ounces gold (1.57 million tonnes grading 1.31 g/t Au). A number of high-grade (+10 g/t Au) vein and breccia zones occur within and adjacent to this resource and elsewhere in the district, with rock-chip samples reaching 107 g/t Au. Recent sampling by Cimarron has confirmed the high grades, with rock-chip samples returning values to 30.2 g/t Au. Analysis of the resource area and other parts of the district is underway, with preliminary results indicating that mineralization in the resource area is open along strike and that additional high-grade structures have not been adequately tested. A drilling program will be outlined pending final results of the analysis.

Also, through its other wholly-owned subsidiaries, Bullion River is currently negotiating for the assignment of several other mineral properties located in the western United States. Once the negotiations have been completed and the parties have reached an agreement on the assignment terms, Bullion River will disclose additional information with respect to these other mineral claims.

Page - 50

About Bullion River Gold Corp.

Bullion River Gold Corp. is a mineral exploration company focusing on regions containing gold-silver deposits. The company’s primary focus is the Great Basin in the Western United States and the Motherlode belt of California. Bullion River Gold Corp. seeks projects that contain or have potential to contain high grades and large tonnage potential. The company will also focus on projects that contain potential for mineralization concealed under post-mineral cover.

Approved by the Board of Directors:

Bullion River Gold Corp.

Per:        /s/ Peter M. Kuhn
        Peter M. Kuhn
           President

For more information, contact Bullion River Gold Corp. at (775) 324-4881 or at info@bullionriver.com or visit the U.S. Securities & Exchange Commission’s website at www.sec.gov/ to review the Bullion River’s latest filings.

This release contains certain statements that are "forward-looking" statements (as the term is defined in the Private Securities Litigation Reform Act of 1995). Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future expectations and trends. As such, they are subject to numerous risks and uncertainties, such as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations, and other factors over which Bullion River Gold Corp. has little or no control. Actual results and performance may be significantly different from expectations or trends expressed or implied by such forward-looking statements. Bullion River Gold Corp. expressly disclaims any obligation to update the statements contained in this release.

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